Exhibit 99.1

LENDINGTREE REPORTS 4Q & FY 2017 RESULTS ABOVE GUIDANCE

•	4Q Revenue of $161 million, up 60% over 4Q 2016

•
4Q GAAP Net Loss from Continuing Operations of $6.5 million, or $0.54 per share, largely driven by a $9.1 million charge related to the revaluation of deferred tax assets and a $10 million commitment to establish a charitable foundation

•	4Q Variable Marketing Margin of $56.1 million, up 52% over 4Q 2016

•	4Q Adjusted EBITDA of $29.6 million, up 57% over 4Q 2016

•	4Q Adjusted Net Income per share of $0.84, up 9% over 4Q 2016

CHARLOTTE, NC - February 22, 2018 - LendingTree, Inc. (NASDAQ: TREE), operator of LendingTree.com, the nation's leading online loan marketplace, today announced results for the quarter and fiscal year ended December 31, 2017.
"The company's fourth quarter results came in solidly ahead of our expectations and topped off another extraordinary year at LendingTree,” said Doug Lebda, Chairman and CEO. “In addition to growing full-year revenue and adjusted EBITDA by 61% and 65%, respectively, 2017 was transformational in several ways. We more than tripled our size in the strategically important and highly competitive credit card business. Our mortgage business grew 25% year-over-year in a category where originations were down 17% according to industry estimates, further evidence of the value we provide for both borrowers and lenders in any environment. We bolstered our position and are better suited to scale in categories like personal loans and small business loans. Through our acquisition of DepositAccounts, we made our first foray into the asset side of the consumer balance sheet, providing value to consumers across a broader array of financial products. In addition to stellar financial performance, we executed against our strategic priorities, laying the groundwork to re-imagine the consumer experience and advance the digitalization of the loan process."

Mr. Lebda continued, “Our GAAP Net Loss in the quarter reflects a $9.1 million revaluation of our deferred tax assets resulting from recent changes in the tax law that lower our overall tax rate and a one-time $10 million commitment to establish a charitable foundation. Given our recent success, we are pleased to be in a position to give back to the community through this foundation, and we look forward to sharing more details with our stakeholders as the foundation develops."

Fourth Quarter 2017 Business Highlights

•	Revenue from mortgage products of $67.7 million represents an increase of 22% over fourth quarter 2016.

•	Revenue from non-mortgage products of $93.3 million in the fourth quarter represents an increase of 106% over the fourth quarter 2016 and comprised 58% of total revenue.

•
Credit card revenue of $36.9 million. On a proforma basis, giving effect to the CompareCards and MagnifyMoney acquisitions as if they had occurred on January 1, 2016, credit cards revenue grew 35% over fourth quarter 2016.

•	Personal loan revenue of $25.3 million represents accelerated growth of 74% over fourth quarter 2016.

•	Home equity revenue continued its strong momentum, increasing 138% over fourth quarter 2016, and marking the ninth consecutive quarter of year-over-year growth exceeding 100%.

•
More than 7.4 million consumers have now signed up for free credit scores and savings alerts through My LendingTree, and the revenue contribution from My LendingTree grew 109% in the fourth quarter compared to the prior year period.

LendingTree Selected Financial Metrics
(In millions, except per share amounts)

			Q/Q		Y/Y
	4Q 2017	3Q 2017	% Change	4Q 2016	% Change
Revenue by Product
Mortgage Products (1)	$67.7	$73.8	(8)%	$55.4	22%
Non-Mortgage Products (2)	93.3	97.7	(5)%	45.4	106%
Total Revenue	$161.0	$171.5	(6)%	$100.8	60%
Non-Mortgage % of Total	58%	57%		45%

Income (Loss) Before Income Taxes	$(3.3)	$14.4	N/A	$13.3	N/A
Income Tax Expense	$(3.2)	$(4.3)		$(5.3)
Net Income (Loss) from Continuing Operations	$(6.5)	$10.1	N/A	$8.0	N/A
Net Income (Loss) from Cont. Ops. % of Revenue	(4)%	6%		8%

Net Income (Loss) per Share from Cont. Ops.
Basic	$(0.54)	$0.84	N/A	$0.68	N/A
Diluted	$(0.54)	$0.74	N/A	$0.63	N/A

Selling and Marketing Expense
Variable Selling & Marketing Expense (3)	$104.9	$112.4	(7)%	$64.1	64%
Non-variable Selling & Marketing	7.0	6.1	15%	4.6	52%
Selling and Marketing Expense	$111.9	$118.5	(6)%	$68.7	63%

Variable Marketing Margin (4)	$56.1	$59.1	(5)%	$36.8	52%
Variable Marketing Margin % of Revenue	35%	34%		37%

Adjusted EBITDA (4)	$29.6	$34.7	(15)%	$18.9	57%
Adjusted EBITDA % of Revenue (4)	18%	20%		19%

Adjusted Net Income (4)	$11.9	$16.1	(26)%	$9.8	21%

Adjusted Net Income per Share (4)	$0.84	$1.17	(28)%	$0.77	9%

(1)	Includes the purchase mortgage and refinance mortgage products.
(2)	Includes the home equity, reverse mortgage, personal loan, credit card, small business loan, student loan, auto loan, home services, insurance, deposit and personal credit products.
(3)
Defined as the portion of selling and marketing expense attributable to variable costs paid for advertising, direct marketing and related expenses, which excludes overhead, fixed costs and personnel-related expenses.

(4)
Variable Marketing Margin, Variable Marketing Margin % of Revenue, Adjusted EBITDA, Adjusted EBITDA % of revenue, Adjusted Net Income and Adjusted Net Income per Share are non-GAAP measures. Please see "LendingTree's Reconciliation of Non-GAAP Measures to GAAP" and "LendingTree's Principles of Financial Reporting" below for more information.

Fourth Quarter 2017 Financial Highlights

•	Consolidated revenue of $161.0 million represents an increase of $60.2 million, or 60%, over revenue in the fourth quarter 2016.

•
GAAP Net Loss from Continuing Operations of $6.5 million, or $0.54 per share, was impacted by a $9.1 million charge related to the revaluation of deferred tax assets as a result of U.S. tax law changes and a one-time $10 million commitment to establish a charitable foundation.

•	Variable Marketing Margin of $56.1 million represents an increase of $19.3 million, or 52%, over fourth quarter 2016.

•	Adjusted EBITDA of $29.6 million increased $10.7 million, or 57%, over fourth quarter 2016.

•	Adjusted Net Income per share of $0.84 represents an increase of $0.07, or 9%, over fourth quarter 2016.

•
On November 21, 2017, our wholly-owned subsidiary LendingTree, LLC entered into an amended and restated $250.0 million five-year senior secured revolving credit facility which matures on November 21, 2022. Borrowings under the revolving credit facility can be used to finance working capital needs, capital expenditures, and general corporate purposes, including permitted acquisitions. We do not currently have any borrowings outstanding under the revolving credit facility.

•
During fourth quarter 2017, the company repurchased 33 thousand shares of its stock at a weighted-average price per share of $331 for aggregate consideration of $11.0 million. In the first quarter 2018 to-date, the company has repurchased 30 thousand shares at a weighted-average price per share of $362 for aggregate consideration of $11.0 million.

•
On February 21, 2018, the Company's Board of Directors approved an additional $100 million in share repurchase authorization. As of that date, $116.7 million in share repurchase authorization remained available.

Full-Year 2017 Financial Highlights

•	Record consolidated revenue of $617.7 million, an increase of $233.3 million or 61%, over revenue in full-year 2016.

•	Net Income from Continuing Operations of $19.4 million, or $1.42 per diluted share.

•	Record Variable Marketing Margin of $207 million, an increase of $65.8 million or 47%, over full-year 2016.

•	Record Adjusted EBITDA of $115.1 million, an increase of $45.3 million or 65%, over full-year 2016.

•	Adjusted Net Income per share of $3.78 increased $0.80, or 27%, over full-year 2016.

Business Outlook - 2018
LendingTree is providing Revenue, Variable Marketing Margin and Adjusted EBITDA guidance for first quarter 2018 and reiterating full-year 2018 guidance, as follows:

For first quarter 2018:

•	Revenue is anticipated to be $170 - $175 million, or 28% - 32% over first quarter 2017.

•	Variable Marketing Margin is anticipated to be in the range of $59 - $62 million.

•
Adjusted EBITDA is anticipated to be in the range of $30.5 - $32.5 million, implying year-over-year growth of 28% - 36%. First quarter Adjusted EBITDA guidance reflects an estimated $1.5 - $2.5 million of unusually high expenses primarily related to payroll taxes owed upon the exercise of employee stock options.

For full-year 2018:

•	Revenue is anticipated to be in the range of $770 - $790 million, or 25% - 28% over full-year 2017.

•	Variable Marketing Margin is anticipated to be $270 - $280 million, or 30% - 35% over full-year 2017.

•	Adjusted EBITDA is anticipated to be in the range of $145 - $150 million, or 26% - 30% compared to full-year 2017.

LendingTree is not able to provide a reconciliation of projected Variable Marketing Margin or Adjusted EBITDA to the most directly comparable expected GAAP results due to the unknown effect, timing and potential significance of the effects of legal matters, tax considerations, and income and expense from changes in fair value of contingent consideration from acquisitions. Expenses associated with legal matters, tax consequences, and income and expense from changes in fair value of contingent consideration from acquisitions have in the past, and may in the future, significantly affect GAAP results in a particular period.

Quarterly Conference Call
A conference call to discuss LendingTree's fourth quarter 2017 financial results will be webcast live today, February 22, 2018 at 9:00 AM Eastern Time (ET). The live audiocast is open to the public and will be available on LendingTree's investor relations website at http://investors.lendingtree.com/. The call may also be accessed toll-free via phone at (877) 606-1416. Callers outside the United States and Canada may dial (707) 287-9313. Following completion of the call, a recorded replay of the webcast will be available on LendingTree's investor relations website until 12:00 PM ET on Thursday, March 1, 2018. To listen to the telephone replay, call toll-free (855) 859-2056 with passcode #6094978. Callers outside the United States and Canada may dial (404) 537-3406 with passcode #6094978.

LENDINGTREE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
	(in thousands, except per share amounts)
Revenue	$160,954	$100,841	$617,736	$384,402
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization) (1)	5,080	3,435	17,223	13,764
Selling and marketing expense (1)	111,854	68,684	432,784	261,100
General and administrative expense (1)	29,980	10,407	71,541	37,227
Product development (1)	5,433	2,377	17,925	13,761
Depreciation	1,776	1,486	7,085	4,944
Amortization of intangibles	3,958	980	12,992	1,243
Change in fair value of contingent consideration	3,291	—	23,931	—
Restructuring and severance	—	50	404	122
Litigation settlements and contingencies	(243)	20	718	129
Total costs and expenses	161,129	87,439	584,603	332,290
Operating (loss) income	(175)	13,402	33,133	52,112
Other income (expense), net:
Interest expense, net	(2,980)	(137)	(7,028)	(561)
Other income (expense)	(181)	23	(396)	23
Income (loss) before income taxes	(3,336)	13,288	25,709	51,574
Income tax expense	(3,182)	(5,267)	(6,291)	(20,366)
Net income (loss) from continuing operations	(6,518)	8,021	19,418	31,208
Loss from discontinued operations	(1,208)	(697)	(3,840)	(3,714)
Net income (loss) and comprehensive income (loss)	$(7,726)	$7,324	$15,578	$27,494

Weighted average shares outstanding:
Basic	11,986	11,767	11,945	11,812
Diluted	11,986	12,749	13,682	12,773
Income (loss) per share from continuing operations:
Basic	$(0.54)	$0.68	$1.63	$2.64
Diluted	$(0.54)	$0.63	$1.42	$2.44
Loss per share from discontinued operations:
Basic	$(0.10)	$(0.06)	$(0.32)	$(0.31)
Diluted	$(0.10)	$(0.05)	$(0.28)	$(0.29)
Net income (loss) per share:
Basic	$(0.64)	$0.62	$1.30	$2.33
Diluted	$(0.64)	$0.57	$1.14	$2.15
(1) Amounts include non-cash compensation, as follows:
Cost of revenue	$46	$30	$175	$129
Selling and marketing expense	1,430	604	3,973	2,722
General and administrative expense	8,190	1,188	16,874	4,699
Product development	627	415	2,339	2,097

LENDINGTREE, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31, 2017	December 31, 2016
	(in thousands, except par value and share amounts)
ASSETS:
Cash and cash equivalents	$368,550	$91,131
Restricted cash and cash equivalents	4,091	4,089
Accounts receivable, net	53,444	41,382
Prepaid and other current assets	11,881	4,021
Current assets of discontinued operations	75	—
Total current assets	438,041	140,623
Property and equipment, net	36,431	35,462
Goodwill	113,368	56,457
Intangible assets, net	81,125	71,684
Deferred income tax assets	20,156	14,610
Other non-current assets	1,910	810
Non-current assets of discontinued operations	2,428	3,781
Total assets	$693,459	$323,427

LIABILITIES:
Accounts payable, trade	$9,250	$5,593
Accrued expenses and other current liabilities	77,183	49,403
Current contingent consideration	46,576	—
Current liabilities of discontinued operations	14,507	11,711
Total current liabilities	147,516	66,707
Long-term debt	238,199	—
Non-current contingent consideration	11,273	23,600
Other non-current liabilities	1,597	1,685
Total liabilities	398,585	91,992
SHAREHOLDERS' EQUITY:
Preferred stock $.01 par value; 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock $.01 par value; 50,000,000 shares authorized; 14,218,572 and 13,955,378 shares issued, respectively, and 11,979,434 and 11,791,633 shares outstanding, respectively	142	140
Additional paid-in capital	1,087,582	1,018,010
Accumulated deficit	(708,354)	(722,630)
Treasury stock; 2,239,138 and 2,163,745 shares, respectively	(85,085)	(64,085)
Noncontrolling interest	589	—
Total shareholders' equity	294,874	231,435
Total liabilities and shareholders' equity	$693,459	$323,427

LENDINGTREE'S RECONCILIATION OF NON-GAAP MEASURES TO GAAP

Below is a reconciliation of Variable Marketing Margin to net income from continuing operations and Variable Marketing Margin % of revenue to net income from continuing operations % of revenue. See "LendingTree's Principles of Financial Reporting" for further discussion of the Company's use of these non-GAAP measures.

	Three Months Ended			Twelve Months Ended
	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016

Net income (loss) from continuing operations	$(6,518)	$10,131	$8,021	$19,418	$31,208
Net income (loss) from continuing operations % of revenue	(4)%	6%	8%	3%	8%

Adjustments to reconcile to Variable Marketing Margin:
Cost of revenue	5,080	4,388	3,435	17,223	13,764
Non-variable selling and marketing expense (1)	6,953	6,118	4,593	22,001	17,879
General and administrative expense	29,980	17,920	10,407	71,541	37,227
Product development	5,433	4,805	2,377	17,925	13,761
Depreciation	1,776	1,798	1,486	7,085	4,944
Amortization of intangibles	3,958	3,817	980	12,992	1,243
Change in fair value of contingent consideration	3,291	2,501	—	23,931	—
Severance	—	—	50	404	122
Litigation settlements and contingencies (2)	(243)	272	20	718	129
Interest expense, net	2,980	2,804	137	7,028	561
Other expense (income)	181	228	(23)	396	(23)
Income tax expense	3,182	4,292	5,267	6,291	20,366
Variable Marketing Margin	$56,053	$59,074	$36,750	$206,953	$141,181
Variable Marketing Margin % of revenue	35%	34%	36%	34%	37%

(1)
Defined as the portion of selling and marketing expense not attributable to variable costs paid for advertising, direct marketing and related expenses. Includes overhead, fixed costs and personnel-related expenses.

(2)	Includes legal fees for certain patent litigation

Below is a reconciliation of net income from continuing operations to adjusted EBITDA and net income from continuing operations % of revenue to adjusted EBITDA % of revenue. See "LendingTree's Principles of Financial Reporting" for further discussion of the Company's use of these non-GAAP measures.

	Three Months Ended			Twelve Months Ended
	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016

Net income (loss) from continuing operations	$(6,518)	$10,131	$8,021	$19,418	$31,208
Net income (loss) from continuing operations % of revenue	(4)%	6%	8%	3%	8%
Adjustments to reconcile to Adjusted EBITDA:
Amortization of intangibles	3,958	3,817	980	12,992	1,243
Depreciation	1,776	1,798	1,486	7,085	4,944
Severance	—	—	50	404	122
Loss on disposal of assets	166	364	253	839	640
Non-cash compensation	10,293	7,938	2,237	23,361	9,647
Contribution to LendingTree Foundation	10,000	—	—	10,000	—
Change in fair value of contingent consideration	3,291	2,501	—	23,931	—
Acquisition expense	238	320	459	1,595	959
Litigation settlements and contingencies (1)	(243)	272	20	718	129
Interest expense, net	2,980	2,804	137	7,028	561
Rental depreciation and amortization of intangibles	464	486	—	1,475	—
Income tax expense	3,182	4,292	5,267	6,291	20,366
Adjusted EBITDA	$29,587	$34,723	$18,910	$115,137	$69,819
Adjusted EBITDA % of revenue	18%	20%	19%	19%	18%

(1)	Includes legal fees for certain patent litigation.

Below is a reconciliation of net income from continuing operations to Adjusted Net Income and net income per diluted share from continuing operations to Adjusted Net Income per share. See "LendingTree's Principles of Financial Reporting" for further discussion of the Company's use of these non-GAAP measures.

	Three Months Ended			Twelve Months Ended
	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016

Net income (loss) from continuing operations	$(6,518)	$10,131	$8,021	$19,418	$31,208
Adjustments to reconcile to Adjusted Net Income:
Non-cash compensation	10,293	7,938	2,237	23,361	9,647
Loss on disposal of assets	166	364	253	839	640
Acquisition expense	238	320	459	1,595	959
Change in fair value of contingent consideration	3,291	2,501	—	23,931	—
Severance	—	—	50	404	122
Litigation settlements and contingencies (1)	(243)	272	20	718	129
Contribution to LendingTree Foundation	10,000	—	—	10,000	—
Income tax benefit from adjusted items	(9,836)	(4,581)	(1,216)	(24,699)	(4,597)
Impact of Tax Cuts and Jobs Act	9,062	—	—	9,062	—
Excess tax benefit from stock-based compensation	(4,512)	(811)	—	(12,926)	—
Adjusted net income	$11,941	$16,134	$9,824	$51,703	$38,108

Net income (loss) per diluted share from continuing operations	$(0.54)	$0.74	$0.63	$1.42	$2.44
Adjustments to reconcile net income (loss) from continuing operations to Adjusted Net Income	1.54	0.43	0.14	2.36	0.54
Adjustments to reconcile effect of dilutive securities	(0.16)	—	—	—	—
Adjusted net income per share	$0.84	$1.17	$0.77	$3.78	$2.98

Adjusted weighted average diluted shares outstanding	14,282	13,774	12,749	13,682	12,773
Effect of dilutive securities	2,296	—	—	—	—
Weighted average diluted shares outstanding	11,986	13,774	12,749	13,682	12,773
Effect of dilutive securities	—	1,775	982	1,737	961
Weighted average basic shares outstanding	11,986	11,999	11,767	11,945	11,812

(1)	Includes legal fees for certain patent litigation

LENDINGTREE’S PRINCIPLES OF FINANCIAL REPORTING

LendingTree reports the following non-GAAP measures as supplemental to GAAP:

•	Variable Marketing Margin

•	Variable Marketing Margin % of revenue

•	Earnings Before Interest, Taxes, Depreciation and Amortization, as adjusted for certain items discussed below ("Adjusted EBITDA")

•	Adjusted EBITDA % of revenue

•	Adjusted Net Income

•	Adjusted Net Income per share

Variable Marketing Margin is a measure of the operating efficiency of the Company’s operating model, measuring revenue after subtracting variable marketing costs that directly influence revenue. The Company’s operating model is highly sensitive to the amount and efficiency of variable marketing expenditures, and the Company’s proprietary systems are able to make rapidly changing decisions concerning the deployment of variable marketing expenditures (primarily but not exclusively online and mobile advertising placement) based on proprietary and sophisticated analytics. Variable Marketing Margin and Variable Marketing Margin % of revenue are primary metrics by which the Company measures the effectiveness of its marketing efforts.

Adjusted EBITDA and Adjusted EBITDA % of revenue are primary metrics by which LendingTree evaluates the operating performance of its businesses, on which its marketing expenditures and internal budgets are based and, in the case of Adjusted EBITDA, by which management and many employees are compensated.

Adjusted Net Income and Adjusted Net Income per share supplement GAAP income from continuing operations and GAAP income (loss) per diluted share by enabling investors to make period to period comparisons of those components of the nearest comparable GAAP measures that management believes better reflect the underlying financial performance of the Company’s business operations during particular financial reporting periods. Adjusted Net Income and Adjusted Net Income per share exclude certain amounts, such as non-cash compensation, non-cash asset impairment charges, gain/loss on disposal of assets, restructuring and severance, litigation settlements, contingencies and legal fees for certain patent litigation, and acquisition and disposition income or expenses including with respect to fair value of contingent consideration, and one time items which are recognized and recorded under GAAP in particular periods but which might be viewed as not necessarily coinciding with the underlying business operations for the periods in which they are so recognized and recorded, the effects to income taxes of the aforementioned adjustments and any excess tax benefit or expense associated with stock-based compensation recorded in net income in conjunction with FASB pronouncement ASU 2016-09. LendingTree believes that Adjusted Net Income and Adjusted Net Income per share are useful financial indicators that provide a different view of the financial performance of the Company than Adjusted EBITDA (the primary metric by which LendingTree evaluates the operating performance of its businesses) and the GAAP measures of net income from continuing operations and GAAP income (loss) per diluted share.

These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. LendingTree provides and encourages investors to examine the reconciling adjustments between the GAAP and non-GAAP measures set forth above.

Definition of LendingTree's Non-GAAP Measures

Variable Marketing Margin is defined as revenue less the portion of selling & marketing expense attributable to variable costs paid for advertising, direct marketing and related expenses, which excludes overhead, fixed costs and personnel-related expenses.

EBITDA is defined as net income from continuing operations excluding interest, income taxes, amortization of intangibles and depreciation.

Adjusted EBITDA is defined as EBITDA excluding (1) non-cash compensation expense, (2) non-cash impairment charges, (3) gain/loss on disposal of assets, (4) restructuring and severance expenses, (5) litigation settlements, contingencies and legal fees for certain patent litigation, (6) acquisitions and dispositions income or expense (including with respect to changes in fair value of contingent consideration), and (7) one-time items.

Adjusted Net Income is defined as net income (loss) from continuing operations excluding (1) non-cash compensation expense, (2) non-cash impairment charges, (3) gain/loss on disposal of assets, (4) restructuring and severance expenses, (5) litigation settlements, contingencies and legal fees for certain patent litigation,
(6) acquisitions and dispositions income or expense (including with respect to changes in fair value of contingent consideration), and (7) one-time items, (8) the effects to income taxes of the aforementioned adjustments, and (9) any excess tax benefit or expense associated with stock-based compensation recorded in net income in conjunction with FASB pronouncement ASU 2016-09.

Adjusted Net Income per share is defined as Adjusted Net Income divided by the adjusted weighted average diluted shares outstanding. In cases where the Company reported GAAP losses from continuing operations, the effects of potentially dilutive securities are excluded from the calculation of net loss per diluted share from continuing operations because their inclusion would have been anti-dilutive. In such instances where the Company reports GAAP net loss from continuing operations but reports positive non-GAAP Adjusted Net Income, the effects of potentially dilutive securities are included in the denominator for calculating Adjusted Net Income per share.

LendingTree endeavors to compensate for the limitations of these non-GAAP measures by also providing the comparable GAAP measures with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measures. These non-GAAP measures may not be comparable to similarly titled measures used by other companies.

One-Time Items

Adjusted EBITDA and Adjusted Net Income are adjusted for one-time items, if applicable. Items are considered one-time in nature if they are non-recurring, infrequent or unusual, and have not occurred in the past two years or are not expected to recur in the next two years, in accordance with SEC rules. For the periods presented in this report, there are no adjustments for one-time items except for a $9.1 million charge to reduce the value of deferred tax assets in conjunction with the Tax Cuts and Jobs Act and a $10 million commitment to fund the newly formed LendingTree Foundation, each occurring in the three and twelve months ended December 31, 2017.

Non-Cash Expenses That Are Excluded From LendingTree's Adjusted EBITDA and Adjusted Net Income

Non-cash compensation expense consists principally of expense associated with the grants of restricted stock, restricted stock units and stock options. These expenses are not paid in cash and LendingTree includes the related shares in its calculations of fully diluted shares outstanding. Upon settlement of restricted stock units, exercise of certain stock options or vesting of restricted stock awards, the awards may be settled on a net basis, with LendingTree remitting the required tax withholding amounts from its current funds. Cash expenditures for employer payroll taxes on non-cash compensation are included within Adjusted EBITDA and Adjusted Net Income.

Amortization of intangibles are non-cash expenses relating primarily to acquisitions. At the time of an acquisition, the intangible assets of the acquired company, such as purchase agreements, technology and customer relationships, are valued and amortized over their estimated lives. Amortization of intangibles are only excluded from Adjusted EBITDA.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

The matters contained in the discussion above may be considered to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations or anticipations of LendingTree and members of our management team. Factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following: adverse conditions in the primary and secondary mortgage markets and in the economy, particularly interest rates; default rates on loans, particularly unsecured loans; demand by investors for unsecured personal loans; the effect of such demand on interest rates for personal loans and consumer demand for personal loans; changes in demand by credit card issuers for leads, which is affected by many factors in the credit card business outside our control; seasonality of results; potential liabilities to secondary market purchasers; changes in the Company's relationships with network lenders, including dependence on certain key network lenders; breaches of network security or the misappropriation or misuse of personal consumer information; failure to provide competitive service; failure to maintain brand recognition; ability to attract and retain consumers in a cost-effective manner; the effects of potential acquisitions of other businesses, including the ability to integrate them successfully with LendingTree’s existing operations; accounting rules related to contingent consideration that could materially affect earnings in future periods; ability to develop new products and services and enhance existing ones; competition; allegations of failure to comply with existing or changing laws, rules or regulations, or to obtain and maintain required licenses; failure of network lenders or other affiliated parties to comply with regulatory requirements; failure to maintain the integrity of systems and infrastructure; liabilities as a result of privacy regulations; failure to adequately protect intellectual property rights or allegations of infringement of intellectual property rights; and changes in management. These and additional factors to be considered are set forth under “Risk Factors” in our Annual Report on Form 10-K for the period ended December 31, 2016, in our quarterly report on Form 10-Q for the period ended September 30, 2017 and in our other filings with the Securities and Exchange Commission. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations.

About LendingTree, Inc.
LendingTree, Inc. (NASDAQ: TREE) operates the nation's leading online loan marketplace and provides consumers with an array of online tools and information to help them find the best loans for their needs. LendingTree's online marketplace connects consumers with multiple lenders that compete for their business, empowering consumers as they comparison-shop across a full suite of loans and credit-based offerings. Since its inception, LendingTree has facilitated more than 65 million loan requests. LendingTree provides access to its network of over 450 lenders offering home loans, home equity loans/lines of credit, reverse mortgages, personal loans, auto loans, small business loans, credit cards, student loans and more.
LendingTree, Inc. is headquartered in Charlotte, NC and maintains operations solely in the United States. For more information, please visit www.lendingtree.com.

Investor Relations Contact:
Trent Ziegler
trent.ziegler@lendingtree.com
704-943-8294

Media Contact:
Megan Greuling
megan.greuling@lendingtree.com
704-943-8208